AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS

     THIS AGREEMENT, is made this 8th day of January, 1997, by Saint Andrew's Golf Corporation and Las Vegas Discount Golf and Tennis (collectively "Seller"), and Las Vegas Golf & Tennis, Inc., a Nevada corporation ("Buyer").

                                  RECITALS:

     A) Seller owns the franchise operation, commonly referred to as Las Vegas Discount Golf and Tennis, including 42 separate franchise agreements and any franchise agreement entered into by Seller prior to Closing (the "Franchise Agreements") and three retail stores, commonly referred to as the Encino, Westwood and LAX stores.

     B) The Encino Store is commonly known by the street address 17255 Ventura Blvd., Encino CA 91316 and is located in the County of Los Angeles, State of California (the "Encino Store").

     C) The Westwood Store is commonly known by the street address 11103 West Olympic Blvd., Los Angeles, CA 90064 and is located in the County of Los Angeles, State of California (the "Westwood Store").

      D) The LAX Store is commonly known by the street address 5250 West Century Blvd. #100, Los Angeles, CA 90045 and is located in the County of Los Angeles, State of California (the "LAX Store" and collectively with the Encino Store and the Westwood Stores, the "Stores").

      E) The Seller utilizes the real property and improvements commonly known by the street address 5325 So Valley View Blvd., Suite 10, Las Vegas, NV 89118, located in the County of Clark, State of Nevada, as the headquarters for its franchise operation (the "Headquarters").

      F) The Seller is indebted to certain trade suppliers. A complete listing of all suppliers who have extended credit to the Seller as well as the balance of the accounts as of October 31, 1996 is attached as Exhibit "A" ("Trade Payables").

      G) Seller wishes to sell and Buyer wishes to buy certain of Seller's assets associated with the Franchise Agreements, the Stores, and the Headquarters, including inventory, leasehold rights, its goodwill, phone numbers, trade names and marks, and those tangible assets listed on attached Exhibit "B".

     Therefore, in consideration of the mutual promises contained below, it is agreed as follows:
                                  AGREEMENT:

      1.  ASSETS BEING ACQUIRED.

     Subject to the terms of this Agreement, Seller agrees to sell to Buyer and the Buyer agrees to buy:

          A. All equipment, furniture, trade fixtures and other personal property listed on "Exhibit B" to be attached by Seller within 10 days of the execution of this Agreement.

           B. The assignment of all franchisor rights under the Franchise Agreements.

           C. All inventory held for sale in the Stores and all golf related inventory held in the Headquarters.

          D. The assignment of Seller's leasehold interest in the Stores and the Headquarters and any security deposit thereunder.

          E. The agreement of Seller, and its officers and directors, including Voss Boreta, not to engage in the ownership or operation of a franchise of golf equipment suppliers nor to engage in the ownership or operation of a retail golf equipment outlet within the continental United States, except pursuant to the rights granted by Buyer to Boreta Enterprises, Ltd. to use the name Las Vegas Discount Golf and Tennis for retail stores within Southern Nevada, with reciprocal covenants not to compete, rights of first refusal, and terms and conditions and as are mutually agreeable to Buyer and Seller and except for the Seller's right to own or operate retail golf equipment outlets in connection with Saint Andrews Golf Corporation's SportsParks or driving ranges.

          F. The assignment of all trade names and marks, subject to the perpetual license granted to Boreta Enterprises, Ltd. to the complete and exclusive rights to use the name Las Vegas Discount Golf and Tennis for retail stores anywhere in Nevada South of a line between Parump, Nevada and Mesquite, Nevada, except a specific designated area to be determined in Summerlin, Nevada ("Southern Nevada") to be utilized by Buyer. In other words, subject to the exclusion for Summerlin, there will be no limit on when or how many new stores can be added by Boreta Enterprises, Ltd. in Southern Nevada. Boreta Enterprises, Ltd. will agree to give Buyer at lease 30 days written notice before opening any new store in Southern Nevada.Commencing five years after Closing, if Buyer desires to open a store using the trade name Las Vegas Discount Golf and Tennis in Southern Nevada, Buyer shall provide Boreta Enterprises, Ltd. written notice of the proposed location. Boreta Enterprises, Ltd. shall have 60 days to provide Buyer written notice of its intent to open a retail store at the proposed location and then one year to actually open the store. If Boreta Enterprises, Ltd. fails to either timely provide notice of intent to open or timely open he store, Buyer shall have the right to open a store at the subject location. Boreta Enterprises, Ltd. shall also give written notice to Buyer of any proposed sale of any of its retail golf stores in Southern Nevada ("Notice of Sale"). The Notice of Sale shall advise Buyer of the identity of the proposed purchaser and all material terms of the proposed sale. Except for transfers to the immediate family of Ronald Boreta or Voss Boreta, Buyer shall have 30 days from the receipt of the Notice of Sale to provide Boreta Enterprises, Ltd. with written notice that Buyer will purchase the offered store or stores under substantially similar terms as those contained in the Notice of Sale. If Buyer fails to provide notice that Buyer will purchase the offered store or stores, then Boreta Enterprises, Ltd. may sell the offered store or stores, but only to the identical purchaser and under identical terms as those contained in the Notice of Sale. If Buyer provides notice that Buyer will purchase the offered store or stores, then Boreta Enterprises, Ltd. shall sell the offered store or stores to Buyer and closing shall take place within 90 days of Buyer's notice to Boreta Enterprises, Ltd.

      2.  BASE PURCHASE PRICE AND PAYMENT THEREOF.

     The Base Purchase Price to be paid by the Buyer to the Seller for all of the assets except adjustments for Trade Payables and Inventory, shall be a total of Five Million Dollars ($5,000,000.00). The Base Purchase Price shall be payable as follows:

           A. Fifty Thousand Dollars ($50,000.00) in an earnest money deposit which shall be delivered contemporaneously with the execution of this Agreement and held in the trust account of Krys Boyle Freedman Scott & Sawyer, P.C. (the "Deposit"). The Deposit shall be held in a non-interest bearing account. The Deposit shall be non-refundable and shall be paid to the Seller at the Closing. In the event that this transaction does not close because the Seller is in breach of this Agreement or there is a failure of a Condition Precedent the Deposit shall be paid to the Buyer. If this transaction does not close because the Buyer is in breach of this Agreement, the Deposit shall be paid to the Seller.

          B.   Four Million Seven Hundred Fifty Thousand Dollars
($4,750,000.00) in cash or certified funds payable to Seller at Closing.

          C. Two Hundred Thousand Dollars ($200,000.00) to be held in a post closing escrow account to be released following the final accounting of Inventory, Trade Payables, merchandise credits, and other Seller obligations received by Buyer within 60 days of Closing.

      3.  ALLOCATION OF BASE PURCHASE PRICE.

          Prior to Closing, Buyer and Seller shall reasonably and mutually agree upon a written allocation of the Base Purchase Price between Franchise Agreements, Equipment, Leasehold Improvements, Fixtures, Trade Name, Goodwill, Phone Numbers, and Covenants Not to Compete.

      4.  ADDITIONAL PAYMENTS.

          In addition to the Base Purchase Price, Buyer and Seller shall make additional payments at Closing as follows:

          A. Inventory of items held for sale in the Stores shall be taken on December 31, 1996 at Seller's invoiced costs ("Inventory"). Trade Payables shall also be calculated as of December 31, 1996. To the extent Inventory exceeds Trade Payables by $800,000.00, the Base Purchase Price shall be increased by the amount Inventory exceeds Trade Payables, less $800,000.00. To the extent Inventory does not exceed Trade Payables by $800,000.00, the Base Purchase Price shall be reduced by Trade Payables, plus $800,000.00, less Inventory.

          B. Taxes, insurance, rent and CAM charges shall be prorated through and including Closing and paid as due before or at Closing by the appropriate party.

          C. Seller is responsible for paying any and all taxes of the business accruing through Closing, but not thereafter, including but not limited to, state and local sales and use taxes, unemployment taxes, state and federal withholding taxes, and income taxes. Seller will pay when due any and all taxes which may become payable as a result of this transaction, including all sales and use taxes. At the time of Closing, Seller will produce evidence, reasonable satisfactory to Buyer, that its portion of the taxes which are due have been or will be paid. In addition, Seller will execute an agreement to hold Buyer harmless from any taxes which may be due and owing arising from any time that Seller operated the business, to Closing, but not thereafter.

          D. Seller shall make all payments due to all employees including wages, benefits, vacation time, sick leave, stock options and retirement benefits vested or accruing through Closing. In addition, Seller will execute an agreement to hold Buyer harmless from any claims for employee compensation arising from any time prior to Closing, but not thereafter. Buyer shall be responsible for preparing the hold harmless agreement.

          E.   Buyer shall assume the Trade Payables at Closing.

          F. Buyer shall be responsible for any and all charges of any nature relating to the operation of the premises from Closing and thereafter.

     5.   CONDITIONS PRECEDENT.

          Closing of this Agreement is expressly conditioned upon the satisfaction of the following conditions precedent:

          A. Within 10 days of the execution of this Agreement, Seller shall deliver to Buyer Exhibit A and Exhibit B. Buyer shall have 30 days from the receipt of Exhibit A and Exhibit B to notify Seller, in writing, of any unsatisfactory condition as to the content of Exhibit A or Exhibit B. If no notice of unsatisfactory condition is given, any objection of Buyer based on the content of Exhibit A or Exhibit B shall be waived. If notice of any unsatisfactory condition is timely given, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          B. Within 10 days of the execution of this Agreement, Seller shall deliver to Buyer a copy of any filed UCC Financing Statement referencing the Seller or any property located at the Stores or the Headquarters. Buyer shall have 30 days from the receipt of the UCC Financing Statements to notify Seller, in writing, of any unsatisfactory condition as to the UCC Financing Statements. If no notice of unsatisfactory condition is given, any objection of Buyer based on the UCC Financing Statements shall be waived. If notice of any unsatisfactory condition is timely given, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          C. Within 10 days of the execution of this Agreement, Seller shall deliver to Buyer legible copies of each franchise agreement. Buyer shall have 30 days from the receipt of all franchise agreements to notify Seller, in writing, of any unsatisfactory condition as to the content of the franchise agreements. If no notice of unsatisfactory condition is given, any objection of Buyer based on the content of franchise agreements shall be waived. If notice of any unsatisfactory condition is timely given, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          D. Within 10 days of the execution of this Agreement, Seller shall deliver to Buyer a written summary of all pending or threatened litigation, including any disputes between Seller and its franchisees as well as legible copies of any complaint demand or other written document relating thereto (the "Litigation Summary"). Buyer shall have 30 days from the receipt of the Litigation Summary to notify Seller, in writing, of any unsatisfactory condition as to the content of the Litigation Summary. If no notice of unsatisfactory condition is given, any objection of Buyer based on the content of the Litigation Summary shall be waived. If notice of any unsatisfactory condition is timely given, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          E. Within 10 days of the execution of this Agreement, Seller shall deliver to Buyer copies of all personal property leases and supplier agreements which will survive Closing. Buyer shall have 30 days from the receipt of the copies of the personal property leases and supplier agreements to notify Seller, in writing, of any unsatisfactory condition as to the personal property leases and supplier agreements. If no notice of unsatisfactory condition is given, any objection of Buyer based on the disclosed personal property leases and supplier agreements shall be waived. If notice of any unsatisfactory condition is timely given, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          F. Within 10 days of the execution of this Agreement, Seller shall deliver to Buyer a copy of the real property leases associated with the Stores and the Headquarters and a name, address, and phone number of the appropriate contact person for the landlords. Buyer shall have 30 days from the receipt of the copy of real property lease to negotiate with landlords for assumption of the leases or new replacement leases to the satisfaction of Buyer. The effectiveness of any assumption or new lease shall be contingent upon closing of this Agreement. If Buyer and landlord fail to execute assumption agreements or new leases for the Stores and the Headquarters prior to Closing, the Agreement shall terminate and earnest money deposit shall be returned to the Buyer. In connection with the new lease, Seller shall assign its security deposit to Buyer.

          G. Immediately following the execution of this Agreement, Seller shall allow Buyer and Buyer's agents reasonable accesses to the Stores and the Headquarters for the purpose of assessing the physical condition of the Stores and the Headquarters (the "Physical Inspection"). Buyer shall have 45 days from the execution of this Agreement to notify Seller, in writing, of any unsatisfactory condition based on Buyer's Physical Inspection. If no notice of unsatisfactory condition is given, any objection of Buyer based on Buyer's Physical Inspection shall be waived. If notice of any unsatisfactory condition is timely given, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          H. Immediately following the execution of this Agreement, Seller shall allow Buyer and Buyer's agents reasonable accesses to the books and records, tax returns, sales tax receipts, supplier contracts and compilations of Inventory types and levels. Buyer shall have 45 days from the execution of this Agreement to notify Seller, in writing, of any unsatisfactory condition based on Buyer's review of the books and records. If no notice of unsatisfactory condition is given, any objection of Buyer based on Buyer's review of the books and records shall be waived. If notice of any unsatisfactory condition is timely given, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          I. Buyer shall assume no accounts payable or other obligations of Seller except as specifically provided by this Agreement or as may otherwise be agreed in writing prior to Closing. At Closing Seller shall indemnify and hold Buyer harmless, including costs and attorney fees, from any and all claims of Seller's creditors, not specifically assumed by Buyer. Invoices of the Seller, which are received in the ordinary course of business by the Buyer after Closing, shall be paid by the Buyer and debited to the post-closing escrowed moneys provided by paragraph 2 C.

          J. The representations and warranties of the Buyer and Seller contained in this Agreement and the certificates and documents to be delivered pursuant hereto, shall be true, complete, and correct when made, and as of the Closing Date, and will not contain any untrue statement of a material fact required to make the statements herein or therein not misleading. Buyer and Seller shall have performed and satisfied all the covenants, agreements, and conditions required by this Agreement to be performed and satisfied by it hereunder.

          K. Closing of this Agreement is contingent upon Buyer and Seller executing mutually acceptable agreements as to the licensing of the trade name, territories, and covenants not to compete by Seller and Buyer. If Buyer and Seller are unable to reach mutually acceptable agreements as to the licensing of the trade name, territories, and covenants not to compete prior to Closing, this Agreement shall terminate and Buyer's earnest money deposit shall be returned to Buyer.

          L. Closing of this Agreement is contingent upon Buyer's review and approval of all Inventory levels and types. If notice of any unsatisfactory condition relative to Inventory is given at or prior to Closing, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          M. Closing of this Agreement is contingent upon Buyer's review and approval of all Trade Payable levels and types and Buyer's ability to enter into agreements with trade suppliers whereby Buyer shall assume the Trade Payables under terms consistent with generally prevailing trade standards. If notice of any unsatisfactory condition relative to Trade Payables is given at or prior to Closing, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          N. Closing of this Agreement is contingent upon Buyer's assessment and approval of the relocation of the Westwood Store and the changing market of the Encino Store. Buyer shall have 15 days from the full execution of this Agreement to notify Seller, in writing, of any unsatisfactory condition as to the relocation of the Westwood Store and the changing market of the Encino Store. If no notice of unsatisfactory condition is given, any objection of Buyer based on the relocation of the Westwood Store and the changing market of the Encino Store shall be waived. If notice of any unsatisfactory condition is timely given, Seller shall elect to either terminate the Contract and cause Buyer's earnest money deposit to be returned or in the alternative to correct the unsatisfactory condition to the reasonable satisfaction of Buyer.

          O. Closing of this Agreement is contingent upon Buyer and Seller executing a mutually acceptable allocation of the Base Purchase Price between all the assets to be acquired. If Buyer and Seller are unable to reach a mutually acceptable allocation of the Base Purchase Price prior to

Closing, this Agreement shall terminate and Buyer's earnest money deposit shall be returned to Buyer.

          P. Closing of this Agreement is contingent upon Buyer and Seller agreeing to the form of a mutually acceptable Estoppel Certificate to be executed by each of the franchisees, certifying the validity of the franchise agreements and the status of payments thereunder. If Buyer and Seller are unable to draft a mutually acceptable Estoppel Certificate within 45 days of the execution of this Agreement, this Agreement shall terminate and Buyer's earnest money deposit shall be returned to Buyer. Buyer shall be responsible for drafting the Estoppel Certificate. Seller shall be responsible for obtaining executed originals from the various franchisees, to be delivered to the Buyer at Closing

     6.   REPRESENTATIONS AND WARRANTIES OF SELLER AND BUYER.

          As an inducement to the Buyer to enter into this Agreement, Seller represents and warrants to Buyer as follows:

          A. The Seller has the power to own its properties and assets, as otherwise set forth in this Agreement, and to carry on its business as being conducted by it. The Seller has the power to assign and transfer to Buyer all of the assets specified in this Agreement which are to be transferred to the Buyer.

          B. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not violate any provision of the documents controlling the operation of the Seller, not violate any provision of the documents controlling the operation of the Seller, not violate any provision of the Articles of Incorporation, By-Laws, mortgage, lien, agreement, instrument, order, judgment or decree to which the Seller is a party, or whereby it is bound, and will not violate any other restriction of any other kind or character to which the Seller is subject. The Seller has taken or will take action required by law, its Articles of Incorporation and By-Laws, or otherwise, to authorize execution and delivery of this Agreement and the consummation of the transactions described herein, including compliance with any Bulk Sales Act then in affect in Nevada or California.

          C. There are no rights to acquire shares of Seller outstanding, which rights require the holders thereof to approve the execution of this Agreement or the consummation of the transactions covered hereby.

          D. Seller has or will have by date of Closing, good and marketable title to the assets, free and clear of all liens, encumbrances, and leases except as otherwise set forth hereinabove.

          E. The Seller has filed or will cause to be filed, all returns for federal, state and local taxes which are due and that such returns are accurate, to the best of Seller's knowledge. To the best of Seller's knowledge, there are no assessments or additional taxes threatened against the Seller or any of its properties. The Seller is not delinquent in the payment of any tax assessment or governmental charge, does not have any tax deficiencies imposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax, which actions in any manner would affect title to any of the property to be transferred.

          F. There are no actions, suits, or proceedings pending, or to the knowledge of its officers, threatened against the Seller or any of its properties or any assets of its business, in law or in equity, which might result in any judgment, order, injunction or decree having a material or adverse affect upon its business operations, properties, assets or financial condition, at this location.

          G. There are no facts, known either to the officers or directors of the Seller which due diligence would have disclosed, that would affect materially or adversely the operation of Seller or the rights of the Buyer under this Agreement. All books and records provided by Seller to Buyer for review shall be true and accurate.

          H. Seller shall use its best efforts to operate its business in a reasonably competitive fashion through Closing. Seller shall not make any significant change in Seller's operations or any expenditure outside the ordinary course of business without Buyer's prior approval. A significant change in Seller's operations or expenditure outside the ordinary course of business shall include any single expenditure in excess of $50,000.00 or any changes in compensation of Seller's Officers, Directors or Employees.

          I. Buyer shall be a corporation duly organized, existing, and in good standing under the laws of the State of Nevada, and authorized and entitled to carry on its business in Nevada and California. It shall have no subsidiaries or affiliates.

          J. Buyer has full power and authority to enter into this Agreement and to conclude the transaction described herein, and no other contract or agreement prevents it from concluding the transaction described herein.

          K. Buyer shall, at Closing, deliver to Seller a duly executed copy of its corporate resolution authorizing the transaction described herein, which said resolution shall form a part of this Agreement.

     7.   CLOSING & POSSESSION.

          The Buyer will be entitled to possession by virtue of ownership of the assets acquired by the operation of this Agreement only upon Closing.

          A. The Closing shall take place as soon as is reasonably practical following the availability of the preliminary accounting from the December 31, 1996 audit and the satisfaction of all Condition Precedents. The hour and place of Closing will be that reasonably designated by Seller.

     8.   PERFORMANCE OF CONTRACT.

          Time is of the essence hereof, and if any payment or other material condition hereof is not made or performed by either the Seller or the Buyer as herein provided, then this Agreement shall be null and void and of no force and effect and both parties hereto shall be released from all obligations hereunder, at the sole option of the party who is not in default. However, in the event the Buyer elects to treat this Agreement as being in full force and effect, then nothing herein shall be construed as to prevent its specific performance, or damages, as the case may be.

     9.   RISK OF LOSS.

          If before Closing any of the assets being acquired hereunder or the premises out of which the Seller presently operates have suffered loss or damage on account of fire, flood, accident, or any other cause or event, to an extent which substantially affects the value of the same, Buyer shall have the right, in its sole discretion, to consummate this Agreement. In the event Buyer elects to consummate this Agreement, Buyer will be entitled to all insurance proceeds collectible by reason of such loss or damage on property being purchased necessary to restore the property being purchased to the same condition they were in prior to the loss or damage and Seller shall be entitle to the balance of the proceeds, if any. If the Buyer does not so elect to purchase, Seller shall have the right, and it shall be in lieu of all other rights or remedies whatsoever, to terminate this Agreement, in which event Buyer shall be entitled to recover the Deposit. If and in the event this Agreement is terminated in accordance with the provisions of this paragraph, all parties to this Agreement shall be released from any further liability hereunder.

     10.  ITEMS TO BE DELIVERED AT CLOSING BY SELLER.

          At Closing, the Seller shall deliver to Buyer the following:

          A. A Bill of Sale and any and all other documents of transfer or conveyance covering all assets described herein, free and clear of all claims, charges, liabilities, leases, liens and encumbrances, subject to the disclosures and exceptions made herein.

          B. Any and all other documents as set forth in this Agreement to be delivered by Seller.

          C. Copies of all financing statements at the time on file, having been filed by any secured party against the Seller which would affect the title to any assets being acquired hereunder.

          D. Any and all keys, combinations and other items necessary of proper access to the premises.

     11.  ITEMS TO BE DELIVERED AT CLOSING BY BUYER.

          At Closing, the Buyer shall deliver to the Seller the following:

          A. The full and complete purchase price via cashier's check, or certified funds, as set forth hereinabove.

          B. An agreement as to the licensing of the trade name for use by Boreta Enterprise, Inc., territories, and covenants not to compete by Seller and Buyer.

     12.  ADDITIONAL DOCUMENTS AFTER CLOSING.

          A. The parties hereto agree to execute and deliver any and all other documents necessary and convenient to effectuate the sale and purchase herein provided for, and both the Buyer and the Seller as an inducing condition, represent that they have the authority to enter into this Agreement and to make the foregoing commitments. In addition, Seller agrees that it will from time to time at the request and expense of the Buyer, execute and deliver or cause to be executed and delivered, all such further bills of sale, assignments, instruments of transfer and agreements that may reasonably be required by the Buyer in order to vest title of proof of the sale in the Buyer to any and all of the properties or assets hereby conveyed or intended hereby to be conveyed or for aiding the assisting in the performance or collection by Buyer of any such assets or properties.

     13.  PAYMENT OF TAXES AND ALLOCATION OF EXPENSES.

          A. The Buyer and the Seller are individually responsible for their own attorney's fees incurred in connection with the preparation of this Agreement and all of the documents needed to consummate the transactions described herein.

          B. All other items, including all utility charges, personal property taxes, and all other charges with respect to the assets being acquired hereby, shall be prorated to Closing, and paid before or at Closing by the respective parties.

     14.  LIABILITIES NOT ASSUMED.

          Buyer shall assume only those liabilities listed in this Agreement. It is expressly understood and agreed that Buyer shall not be liable for any of the obligations or liability of the Seller, except as otherwise set forth herein.

     15.  MISCELLANEOUS.

          The following miscellaneous provision shall govern the interpretation and consummation of the transactions described herein:

          A. This Agreement shall be interpreted and construed in court in accordance with the laws of the State of Colorado.

          B. Should any clause or provision of this Agreement be declared invalid, void, or voidable for any reason in whole or in part, any such invalid, void or voidable clause or provision shall not affect the whole of this Agreement, and the balance of the provisions hereof shall remain in full force and effect to the same extent and in the same manner as if such invalid, void or voidable clause or provision had been omitted from the terms and conditions hereof, each of the parties hereto covenants and agrees with each other that it would have executed this Agreement in accordance with its provisions had such invalid, void or voidable clause or provision been omitted herefrom.

          C. Any notice, demand or communication under or in connection with this Agreement which either party desires or is required to give to the other, shall be deemed delivered when deposited in the United State mail, postage prepaid, or when personally served upon the other party as follows:

      If to the Seller:       Ronald Boreta
                              Saint Andrew's Golf Corporation
                              5325 S. Valley View Blvd., Suite 10
                              Las Vegas, Nevada  89118

      With a copy to:         Jon D. Sawyer
                              1401 17th Street, Suite 460
                              Denver, CO  80202

      If to the Buyer:        Thomas E. Hurford
                              5776 So. Fulton Way
                              Englewood, CO  80111

      With a copy to:         Andrew C. Hamrick
                              5675 DTC Blvd., #115
                              Englewood, CO  80111

     16.  SURVIVAL OF COVENANTS.

          All of the representations, warranties, covenants and agreements made in this Agreement or contained in the certificates or documents furnished in connection herewith, shall survive the Closing date, and shall be applicable and effective, notwithstanding any investigation to or after the Closing date by the Buyer or the Seller, or their respective agents or representatives.

     17.  BINDING EFFECT.

          A. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns.

     18.  ENTIRE AGREEMENT:

          This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. All previous negotiations, and documents relating hereto are deemed by the parties to be merged in this final writing.

     19.  TITLES.

          The titles of the paragraphs of this Agreement are for convenience of reference only, and are not to be considered in any fashion in construing or interpreting this Agreement.

     20.  ASSIGNMENT.

          The rights and obligations of either party pursuant to the terms of this Agreement shall be assignable only with the prior written consent of the other party.

     21.  COMMISSION.

          Seller and Buyer each warrant to the other that neither has engaged a broker or other entitled to a commission or other payment due as a result of Closing. Seller and Buyer hereby indemnify and hold the other harmless from any claim of commission by agents claiming through them.

                              BUYER:

                              Las Vegas Golf and Tennis, Inc.
                              a Nevada corporation

                              By: /s/ John E. Siipola        1/8/97
                                Name: John E. Siipola        Date
                              Title: President

                              SELLER:

                              Las Vegas Discount Golf and Tennis

                              By: /s/ Voss Boreta            1/8/97
                                Name: Voss Boreta            Date
                              Title: President

                              Saint Andrew's Golf Corporation

                              By: /s/ Ronald Boreta          1/8/97
                                Name: Ronald Boreta          Date
     Title: President